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                                                                   EXHIBIT 8(a)

            [TAX OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]

                                 212-424-8000

                                          December 13, 1995

Public Service Company of Colorado
1225 Seventeenth Street
Denver, Colorado 80202

Dear Sirs:

  We hereby confirm the discussion set forth in the Joint Proxy Statement for Public Service Company of Colorado ("PSCo") and Southwest Public Service Company ("SPS") and Prospectus for New Century Energies, Inc. (the "Company"), dated December 13, 1995, (the "Joint Proxy Statement/Prospectus"), contained in the Registration Statement on Form S-4 of the Company, which discussion is set forth under the heading "The Mergers--Certain Federal Income Tax Consequences", subject to our receipt of the representations contemplated in the Agreement and Plan of Reorganization by and among PSCo, SPS and the Company dated as of August 22, 1995.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the above-mentioned opinion under "The Mergers--Certain Federal Income Tax Consequences." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          LeBeouf, Lamb, Greene & MacRae,
                                          L.L.P.